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                                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-69154 of Ameritrade Holding Corporation on Form S-3 of our reports dated October 24, 2000, appearing in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 29, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

September 17, 2001
Omaha, Nebraska